UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2008

MSC – Medical Services Company

(Exact name of registrant as specified in its charter)

Florida	333-132913	59-2997634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

841 Prudential Drive, Suite 900

Jacksonville, Florida 32207

(Address of principal executive offices, including zip code)

(904) 646-0199

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors of Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2008, MSC – Medical Services Company (the “Company”) appointed Robert DiProva as Senior Vice President of Finance to be effective as of March 17, 2008 for a transitional period ending April 1, 2008, when he will assume the position of Chief Financial Officer. Prior to accepting the position, Mr. DiProva served as Chief Financial Officer at Alliance Care, Inc. since 2007 where he led the finance, human resources, and billing departments, among others. From 2002 through 2007, Mr. DiProva served as Senior Vice President, Finance and Administration at US HealthWorks, Inc. where he led the finance department and was responsible for internal and external financial reporting in addition to corporate income tax filings. Prior to 2002, Mr. DiProva served in various positions with Physician’s Specialty Corp., A.D.A.M. Software, Inc., and Dateq Information Network, Inc. Mr. DiProva is 60.

In connection with Mr. DiProva’s engagement, the Company and Mr. DiProva entered into an Employment Agreement on March 10, 2008 providing for an initial three year term which shall automatically renew for successive one year terms unless earlier terminated by its terms. Mr. DiProva shall receive an initial base compensation of $265,000 per year subject to adjustments and an annual bonus based on realization of financial goals of the Company, which once achieved will result in an annual bonus of between forty percent to sixty percent of base compensation; provided, however, that Mr. DiProva shall be entitled to a bonus of at least $35,000 for fiscal year 2008. Additionally, Mr. DiProva shall be granted up to $50,000 for his relocation allowance. The Employment Agreement also provides for Mr. DiProva to receive benefits, including without limitation, health and disability insurance and vacation benefits.

Additionally, pursuant to the Employment Agreement, on March 10, 2008, Mr. DiProva will be granted options to purchase 1,967,049 shares of the common stock of MCP-MSC Acquisition, Inc., a Delaware corporation and the sole shareholder of the Company, pursuant to an agreement entitled the Nonstatutory Stock Option Granted Under MCP-MSC Acquisition, Inc. 2005 Stock Option Plan with a grant date of March 17, 2008. The exercise price of the shares is between $1 and $3 per share. The form of such Nonstatutory Stock Option Granted Under MCP-MSC Acquisition, Inc. 2005 Stock Option Plan is set forth as Exhibit 10.6 of the Company’s Form S-4 filed with the Securities and Exchange Commission on March 31, 2006.

In the event Mr. DiProva is terminated without cause, as defined in the Employment Agreement or upon death or disability, as the latter is also defined in the agreement, Mr. DiProva is entitled to receive severance payments equal to six months of his base compensation from the date of termination plus 50% of the target amount of his annual bonus. The Employment Agreement also provided for Mr. DiProva to be subject to restrictive covenants including non-competition, non-solicitation, confidentiality and non-disparagement covenants.

A copy of the Employment Agreement is attached to this Current Report as Exhibit 10.45.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.45	Employment Agreement dated as of March 10, 2008 between MSC—Medical Services Company and Robert DiProva

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2008	MSC – MEDICAL SERVICES COMPANY

/s/ Joseph P. Delaney
Joseph P. Delaney
President and CEO

Exhibit Index

Exhibit Number	Description
10.45	Employment Agreement dated as of March 10, 2008 between MSC - Medical Services Company and Robert DiProva